Exhibit 5.1

BAUMAN & ASSOCIATES LAW FIRM
FREDERICK C. BAUMAN
Attorney-at-Law
Nevada Bar No. 8370
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131 U.S.A.
www.lawbauman.com
(702) 533-8372
(800) 991-8697
fred@lawbauman.com

September 6, 2017

CLORACKS CORPORATION
3311 S. Rainbow Blvd., Suite 108
Las Vegas, NV 89146

Ladies and Gentlemen:

As counsel for the Company, I have examined the Company's articles of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of law I have deemed relevant for the purpose of this opinion.

I have also, as counsel for the Company, examined the Registration Statement (the "Registration Statement") of the Company on Form S-1, as amended, covering the registration under the Securities Act of 1933 of 2,955,555 shares of the Company's common stock, $.01 par value, of the Company (the "Common Stock").

My review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 1,000,000,000 shares of Common Stock and no shares of Preferred Stock, $0.0001 par value.

3. The shares of Common Stock currently issued and outstanding are duly and validly issued, fully paid and non-assessable, pursuant to the corporation law of the State of Nevada.

4. The shares of Common Stock offered in the Registration Statement are duly and validly issued, fully paid and non-assessable, pursuant to the corporate law of the State of Nevada.

This opinion includes my opinion on Nevada law including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. I hereby consent to my being named in the Registration Statement, to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the inclusion of this opinion in the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

BAUMAN & ASSOCIATES LAW FIRM

By /s/ Frederick C. Bauman
Frederick C. Bauman, Attorney